SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 13, 2013, IBERIABANK Corporation (“IBKC”) participated in the Gulf South Bank Conference in New Orleans, Louisiana. In advance of the conference, management of IBKC provided enhanced disclosures of its expectations of significant financial trends for the remainder of the fiscal year ending December 31, 2013.

Management’s expectations of financial trends were as follows:

•	Continuation of the current interest rate environment as indicated in the current forward curve for the remainder of the fiscal year;

•	Loan and deposit volume growth consistent with results in fiscal year 2012 and first quarter 2013;

•	Seasonality of fee income businesses consistent with levels experienced in prior years;

•	No significant change in legacy credit quality throughout fiscal year 2013, as measured by the ratios of legacy nonperforming assets to total assets and annualized net charge-offs to average loans;

•	Income and expenses on the FDIC loss share portfolio that match the previously disclosed income and expenses for fiscal year 2013;

•	Projected income before tax benefits and implementation costs associated with the previously announced earnings enhancement project to be phased-in as previously disclosed; and

•	Tax-equivalent net interest margin in the range of 3.30% to 3.35% on a quarterly basis for the remainder of fiscal 2013.

Based on the above factors and IBKC’s forecast modeling, IBKC management currently projects fully-diluted earnings per share to be approximately $0.85 on a run-rate basis in the fourth quarter of 2013, on an after-tax basis and excluding nonrecurring implementation costs of the ongoing earnings enhancement project.

Forward Looking Statements

To the extent that statements herein relate to future plans, objectives, financial results or performance of IBKC, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBKC’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the level of market volatility, our ability to execute our growth strategy, including the availability of future FDIC-

assisted failed bank opportunities, unanticipated losses related to the integration of, and refinements to purchase accounting adjustments for, acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from IBKC’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure and those of third-party providers of those services, hurricanes and other adverse weather events, the modest trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in IBKC’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and at IBKC’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this Form 8-K is as of the date hereof. IBKC undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in IBKC’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 13, 2013	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive and Officer